Exhibit 99.5

WESTERN WIRELESS CORPORATION

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For The Quarter Ended March 31, 2005

WESTERN WIRELESS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$80,529	$278,633
Accounts receivable, net of allowance for doubtful accounts of $23,052 and $26,057, respectively	261,577	264,908
Inventory	30,296	32,947
Marketable securities	110,076	107,227
Prepaid expenses and other current assets	92,748	87,849

Total current assets	575,226	771,564
Property and equipment, net of accumulated depreciation of $1,181,533 and $1,127,402, respectively	1,053,277	1,054,082
Licensing costs and other intangible assets, net of accumulated amortization of $39,053 and $35,845, respectively	1,270,446	1,237,407
Investments in and advances to unconsolidated affiliates	9,324	11,063
Other assets	47,078	44,685

	$2,955,351	$3,118,801

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,890	$78,037
Accrued liabilities and other	321,093	319,132
Construction accounts payable	52,358	56,494
Current portion of long-term debt	24,668	253,629

Total current liabilities	466,009	707,292

Long-term liabilities:
Long-term debt, net of current portion	2,046,005	2,013,194
Deferred income taxes	89,624	47,399
Other long-term liabilities	61,225	64,617

Total long-term liabilities	2,196,854	2,125,210

Minority interests in consolidated subsidiaries	26,189	22,287

Commitments and contingencies (Note 4)
Shareholders’ equity:
Preferred stock, no par value, 50,000,000 shares authorized; no shares issued and outstanding
Common stock, no par value, 300,000,000 shares authorized;
Class A, 93,333,791 and 93,300,241 shares issued and outstanding
Class B, 6,838,796 and 6,838,796 shares issued and outstanding	1,131,134	1,130,569
Accumulated other comprehensive income	20,617	24,220
Accumulated deficit	(885,452)	(890,777)

Total shareholders’ equity:	266,299	264,012

	$2,955,351	$3,118,801

See accompanying notes to the condensed consolidated financial statements

WESTERN WIRELESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,

	2005	2004

Revenues:
Subscriber revenues	$419,801	$346,039
Roamer revenues	65,906	63,681
Fixed line revenues	10,765	12,883
Equipment sales	19,238	20,531
Other revenues	4,517	3,360

Total revenues	520,227	446,494

Operating expenses:
Cost of service (exclusive of depreciation, amortization and accretion included below)	143,692	120,043
Cost of equipment sales	40,859	47,664
General and administrative (exclusive of stock-based compensation, net, of $1,787 and $1,747, respectively)	89,007	70,710
Sales and marketing	73,557	65,299
Depreciation, amortization and accretion	72,410	59,294
Stock-based compensation, net	1,787	1,747
Impairment of long-lived assets	24,314

Total operating expenses	445,626	364,757

Other income (expense):
Interest and financing expense, net	(35,604)	(34,256)
Equity in net income of unconsolidated affiliates	1,446	1,236
Realized gain on marketable securities	742
Realized gain (loss) on interest rate hedges	2,817	(1,167)
Other, net	1,042	731

Total other expense	(29,557)	(33,456)

Minority interests in net income of consolidated subsidiaries	(3,866)	(2,477)

Income before provision for income taxes	41,178	45,804
Provision for income taxes	(35,853)	(9,588)

Net income	$5,325	$36,216

Basic income per share	$0.05	$0.39

Diluted income per share	$0.05	$0.37

WESTERN WIRELESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME — (Continued)
(Unaudited)

	Three Months Ended
	March 31,

	2005	2004

Comprehensive income:
Net income	$5,325	$36,216
Other comprehensive income (loss):
Unrealized income (loss) on marketable securities:
Reclassification adjustment	(334)
Unrealized income (loss) on marketable securities	4,322	(1,517)

Net unrealized income (loss) on marketable securities	3,988	(1,517)

Unrealized income (loss) on hedges
Reclassification adjustment	318	459
Unrealized income (loss) on hedges	6,705	(1,569)

Net unrealized income (loss) on hedges	7,023	(1,110)

Foreign currency translation adjustment	(11,209)	(1,948)

Comprehensive income, before provision for income taxes on other comprehensive income (loss) items	5,127	31,641
Provision for income taxes related to other comprehensive income (loss) items (Note 6)	(3,405)

Total comprehensive income	$1,722	$31,641

See accompanying notes to the condensed consolidated financial statements

WESTERN WIRELESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,

	2005	2004

Operating activities:
Net income	$5,325	$36,216
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain on marketable securities	(742)
Depreciation, amortization and accretion	73,698	60,536
Deferred income taxes	25,790	6,051
Impairment of long-lived assets	24,314
Stock-based compensation, net	1,787	1,747
Equity in net income of unconsolidated affiliates, net of cash distributions received	2,468	(222)
Minority interests in net income of consolidated subsidiaries	3,866	2,477
Realized (gain) loss on interest rate hedges	(2,817)	1,167
Non-cash interest	1,456	2,865
Other, net	(900)	(94)
Changes in operating assets and liabilities	(9,740)	(15,679)

Net cash provided by operating activities	124,505	95,064

Investing activities:
Purchase of property and equipment	(106,951)	(63,022)
Purchases of minority interests	(32,280)	(31,163)
Sale (purchase) of marketable securities	1,881	(4,201)
Funds in escrow	(1,071)
Other, net	(23)	694

Net cash used in investing activities	(138,444)	(97,692)

Financing activities:
Additions to long-term debt	60,000
Repayment of long-term debt	(240,831)	(24)
Issuance of common stock, net	349	1,851
Dividends paid to minority interests		(4,410)

Net cash used in financing activities	(180,482)	(2,583)

Effect of exchange rate changes	(3,683)	(1,496)
Change in cash and cash equivalents	(198,104)	(6,707)
Cash and cash equivalents, beginning of period	278,633	128,597

Cash and cash equivalents, end of period	$80,529	$121,890

See accompanying notes to the condensed consolidated financial statements

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Organization:
      Western Wireless Corporation (“Western Wireless,” “the Company,” “we,” “our” and “us”) provides wireless communications services in the United States principally through the ownership and operation of cellular systems. We provide cellular operations primarily in rural areas in 19 western states under the CellularONE® and Western Wireless® brand names.
      At December 31, 2004, the Company owned approximately 98% of Western Wireless International Holding Corporation (“WWI”). WWI, through its consolidated subsidiaries and other operating companies, is a provider of wireless communications services in seven countries. WWI owns controlling interests in six of these countries: Austria, Ireland, Slovenia, Bolivia, Haiti and Ghana. We also have a non-controlling interest in Georgia. In January 2005, the President of WWI, who is also an Executive Vice President of the Company, exercised his right, pursuant to a Subscription and Put and Call Agreement with the Company, to exchange, for fair value, his 2.02% interest in WWI. The Company paid approximately $30 million in cash for the interest. This transaction was completed in March 2005 and the Company now owns 100% of WWI.
      The condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) that permit reduced disclosures for interim periods. The condensed consolidated balance sheet as of December 31, 2004 has been derived from audited financial statements. The unaudited interim condensed consolidated financial statements dated March 31, 2005 and 2004 are presented herein, and reflect all normal and recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. Results of operations for interim periods presented herein are not necessarily indicative of results of operations for the entire year. For further information, refer to our annual audited financial statements and footnotes thereto contained in the Company’s Form 10-K for the year ended December 31, 2004.
      On January 9, 2005, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ALLTEL Corporation (“ALLTEL”) and Wigeon Acquisition LLC, a direct wholly-owned subsidiary of ALLTEL (“Merger Sub”), providing for, among other things, the merger of Western Wireless with and into Merger Sub (the “Merger”).
      In the Merger, each share of Western Wireless Class A Common Stock and Class B Common Stock (collectively, the “Western Wireless Common Stock”) will be exchanged for a combination of approximately 0.535 shares of ALLTEL common stock and $9.25 in cash. In lieu of that combination, Western Wireless shareholders may elect to receive either 0.7 shares of ALLTEL common stock or $40.00 in cash for each share of Western Wireless Common Stock; however, both of those elections will be subject to proration to preserve an overall mix of $9.25 in cash and approximately, but not less than, 0.535 shares of ALLTEL common stock for all of the outstanding shares of Western Wireless Common Stock taken together.
      Consummation of the Merger is subject to certain conditions, including: (i) the effectiveness of ALLTEL’s registration statement for its shares of common stock to be issued in the Merger; (ii) the approval and adoption of the Merger and the Merger Agreement by the holders of Western Wireless Common Stock representing two-thirds of all the votes entitled to be cast thereon; and (iii) the receipt of regulatory approvals, including the approval of the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). In February 2005, we and ALLTEL each received an additional request for information and documentary materials (a “Second Request”) from the U.S. Department of Justice. The HSR Act provides that the transaction may not close during a waiting period of 30 calendar days following certification by Western Wireless and ALLTEL that they have substantially complied with the Second Request.

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
      Contemporaneously with entering into the Merger Agreement, ALLTEL entered into a voting agreement (“the Voting Agreement”) with the following holders of Western Wireless Common Stock: John W. Stanton, Theresa E. Gillespie, The Stanton Family Trust, PN Cellular, Inc. and Stanton Communications Corporation. All of the shares of Western Wireless Common Stock beneficially owned by these shareholders, representing approximately 41% of the number of votes entitled to be cast, are subject to the Voting Agreement. Each of these shareholders is obligated by the Voting Agreement to vote its shares in favor of the approval and adoption of the Merger Agreement and the Merger.
      The Merger Agreement contains certain termination rights for each of Western Wireless and ALLTEL and further provides that, in the event of termination of the Merger Agreement under specified circumstances followed by an agreement by the Company to enter into an alternative transaction under specified circumstances, Western Wireless may be required to pay to ALLTEL a termination fee of $120 million.
      Although we believe that the Merger with ALLTEL will be completed in 2005, the underlying accounting within the consolidated financial statements and related disclosures assumes we will continue as a stand-alone entity as the completion of the merger is deemed not probable until all required regulatory approvals have been received.

2.	Summary of Significant Accounting Policies:

Reclassifications:
      Certain amounts in prior years’ financial statements have been reclassified to conform to the 2005 presentation.

Principles of Consolidation:
      The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its affiliate investments in which we have a greater than 50% interest. The affiliate investment in which we have a non-controlling interest, but have significant influence, is accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated. As of March 31, 2005, we consolidate six of WWI’s operating entities: Austria, Ireland, Slovenia, Bolivia, Haiti and Ghana.
      U.S. headquarter functions of WWI and majority owned European, South American and Caribbean consolidated subsidiaries are recorded as of the date of the financial statements. Our consolidated Ghanaian entity and our Georgian entity, which is accounted for using the equity method, are presented on a one-quarter lag. We believe presenting financial information on a one-quarter lag for certain entities is necessary to provide adequate time to convert the results into United States Generally Accepted Accounting Principles (“GAAP”) and ensure quality and accurate information to the users of our financial statements.

Stock-Based Compensation Plans:
      As permitted under the provisions of Statement of Financial Standards (“SFAS”) No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”), we have elected to continue to follow the intrinsic value method under Accounting Principles Board No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”) in accounting for our stock-based compensation plans.

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
      The following table illustrates the effect on our net income and basic and diluted income per share if we had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), to our stock-based compensation plans:

	Three Months Ended
	March 31,

	2005	2004

	(Dollars in thousands,
	except per share data)
Net income:
As reported	$5,325	$36,216
Add: stock-based compensation expense included in reported net income, net of tax	1,126	1,747
Deduct: stock-based compensation expense determined under fair value based method for all awards, net of tax	(3,626)	(3,691)

Pro forma net income	$2,825	$34,272

Basic income per share:
As reported	$0.05	$0.39

Pro forma	$0.03	$0.37

Diluted income per share:
As reported	$0.05	$0.37

Pro forma	$0.03	$0.35

      The fair value of each common stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions and does not necessarily provide a reliable measure of fair value. We utilized the following weighted average assumptions for options granted during the three months ended March 31, 2004:

Weighted average risk free interest rates	4.0%
Expected dividend yield	0.0%
Expected volatility	75.0%
Expected lives (in years)	6.5
      There were no common stock options granted during the three months ended March 31, 2005.

Recently Issued Accounting Standards:
      In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement 123R, “Share-Based Payment, an Amendment of FASB Statements No. 123 and 95” (“SFAS No. 123R”), which requires all companies to measure compensation cost for all share based payments (including employee stock options) at fair value. This statement eliminates the ability to account for stock-based compensation transactions using APB 25 and, generally, would require instead that such transactions be accounted for using a fair-value based method. In April 2005, the SEC issued guidance that amends the compliance date of SFAS No. 123R. The SEC guidance allows companies to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next interim period, that begins after June 15, 2005. As a result, we will implement the new standard on January 1, 2006. The SEC guidance does not change the accounting required by SFAS 123R; only the dates for compliance with the standard. We intend to use the Black-Scholes-Merton

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
formula for initial adoption of SFAS No. 123R, as binomial models are currently still being developed and analyzed. The resulting expense amount recognized in our Condensed Consolidated Statements of Operations and Comprehensive Income will include both the amortization of existing options and new options issued in future periods. We have elected not to perform any retrospective application, as permitted in SFAS No. 123R, and will prospectively implement SFAS No. 123R for our interim period ending March 31, 2006. We are currently evaluating the impact of SFAS No. 123R on our Condensed Consolidated Statements of Operations and Comprehensive Income.
      In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB No. 107”), which explains the interaction between certain SEC rules and regulations and SFAS No. 123R regarding the valuation of share-based payment arrangements for public companies. Specifically, SAB No. 107 provides guidance related to assumptions utilized in valuation methods, the capitalization of compensation cost related to share-based payment arrangements, the modification of stock options prior to adoption of SFAS 123R and disclosures subsequent to the adoption of SFAS 123R. In addition, SAB No. 107 requires compensation cost to be included in cost of service, general and administrative or sales and marketing expense on our Condensed Consolidated Statements of Operations and Comprehensive Income. SAB No. 107 will be effective for our interim period beginning July 1, 2005.

3.	Long-Term Debt:

	March 31,	December 31,
	2005	2004

	(Dollars in thousands)
Credit Facility:
Term Loans	$1,175,813	$1,183,875
Revolver	60,000
9.250% Senior Notes Due 2013	600,000	600,000
4.625% Convertible Subordinated Notes Due 2023	115,000	115,000
tele.ring Term Loan		218,281
Slovenian Credit Facility	70,481	74,286
Bolivian Credit Facility	50,000	50,000
Fair value hedges and other	(621)	25,381

	2,070,673	2,266,823
Less current portion	(24,668)	(253,629)

	$2,046,005	$2,013,194

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
      The aggregate amounts of principal maturities as of March 31, 2005, are as follows (dollars in thousands):

Nine months ending December 31, 2005	$24,579
Year Ending December 31,
2006	45,676
2007	68,911
2008	84,078
2009	76,431
Thereafter	1,770,998

$2,070,673

Credit Facility:
      We have a $1.50 billion credit facility with a consortium of lenders (the “Credit Facility”). The Credit Facility consists of: (i) a $225 million term loan (“Term Loan A”); (ii) a $975 million term loan (“Term Loan B”); and (iii) a $300 million revolving loan (The “Revolving Credit Facility”). At March 31, 2005, the term loans were fully drawn and we had $240 million available to borrow under the Revolving Credit Facility.
      The Credit Facility requires us to make mandatory prepayments from proceeds of the issuance or incurrence of additional debt and from excess cash flow, as defined in the Credit Facility. In April 2005, under the terms of the Credit Facility, we prepaid approximately $34 million, applied to earliest maturities first, related to excess cash flow. Approximately $20 million of the excess cash flow payment was drawn under the Revolving Credit Facility and as such is classified as long-term debt as of March 31, 2005. For the remainder of 2005, there are no additional maturity payments required under the Credit Facility.
      The Credit Facility limits the amount we are permitted to invest in our international subsidiaries to $200 million (so long as $100 million is available under the Revolving Credit Facility), plus certain other amounts received, such as from the sale of stock of Western Wireless in August 2004 or the sale of any WWI stock or assets, subject to certain conditions. In February 2005, we invested approximately $125 million in our tele.ring subsidiary to repay the tele.ring term loan, which reduces the amount we are able to invest in our international subsidiaries. We were in compliance with our financial covenants under the Credit Facility at March 31, 2005.

tele.ring Term Loan:
      In June 2001, under the terms of the transaction to acquire tele.ring from a subsidiary of Vodafone Group Plc (“Vodafone”), an affiliate of Vodafone agreed to make available to tele.ring an unsecured term loan (the “tele.ring Term Loan”) for purposes of funding anticipated working capital and system expansion needs. In February 2005, the tele.ring Term Loan was repaid in full, which represented principal of $218.3 million and accrued interest of $22.0 million. The repayment was primarily made from cash provided by both tele.ring and Western Wireless and this portion was classified in the current portion of long-term debt at December 31, 2004. The repayment also included $30.0 million borrowed under the Revolving Credit Facility and, as such, this portion remained classified as long-term debt at December 31, 2004.

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

4.	Commitments and Contingencies:

Commitments:
      In January 2005, we entered into a Merger Agreement with ALLTEL and Merger Sub, a direct wholly owned subsidiary of ALLTEL, providing for the Merger of the Company with and into Merger Sub (See Note 1). In connection with the Merger, the Company has entered into commitments for employee retention payments and professional service fees of approximately $45 million. Approximately $25 million of these payments are contingent upon the closing of the Merger.

Contingencies:
      The Merger Agreement contains certain termination rights for each of Western Wireless and ALLTEL and further provides that, in the event of termination of the Merger Agreement under specified circumstances followed by an agreement by the Company to enter into an alternative transaction under specified circumstances, Western Wireless may be required to pay to ALLTEL a termination fee of $120 million.
      We, our directors, and ALLTEL are named as defendants in a lawsuit brought on January 12, 2005 in the Superior Court of the State of Washington, County of King at Seattle, arising out of our pending Merger with ALLTEL. The complaint alleges, among other things, that our directors breached their fiduciary duties in approving the merger, and as a result our shareholders will be irreparably harmed in that they will not receive their fair portion of the value of our assets and business and will be prevented from obtaining a fair price for their Western Wireless shares. The complaint also alleges, among other things, that we and ALLTEL have aided and abetted the alleged breaches of fiduciary duties by our directors. The complaint is brought on behalf of a purported class of all holders of our stock who will allegedly be harmed by defendants’ actions. The complaint seeks various forms of injunctive relief, including, among other things: decreeing that the Merger Agreement is unlawful and unenforceable, directing the individual defendants to obtain a transaction which is in the best interests of our shareholders until the process for the sale or auction of us is completed and the highest possible price is obtained, and rescinding the merger to the extent implemented. We and ALLTEL each believe that the allegations of the complaint are without merit.
      As previously disclosed, we are defending two lawsuits filed against us in King County Superior Court in Washington by certain former holders of minority interests in three of our subsidiaries. The lawsuits relate to our acquisition of the remaining minority interests in these three subsidiaries. The plaintiffs alleged a variety of contractual and other claims and sought an unspecified amount of damages. During the course of discovery, the plaintiffs asserted claims for damages in excess of $100 million. In an order dated September 9, 2004, the court granted our motion for summary judgment and dismissed with prejudice plaintiffs’ claims against all defendants. Plaintiffs have filed a notice of appeal with the Court of Appeals for the state of Washington. We believe that plaintiffs’ appeal is without merit and will contest this appeal vigorously. Although litigation is subject to inherent uncertainties, we believe that this litigation will not have a material adverse impact on us.

International Contingencies:

Slovenia:
      In Slovenia, our largest competitor, the state-owned telephone company Mobitel, which has a market share of approximately 75%, charges their customers an exceptionally high tariff to call the customers of other networks, including our Slovenian operating company, Western Wireless International d.o.o. (“Vega”). As a result, potential customers may find subscribing to Vega’s service unattractive since it will be prohibitively expensive for most Slovenians to call them. We believe these pricing practices are anticompetitive and violate the laws of Slovenia and the European Union, including Articles 5 and 10 of the Slovenian Prevention of the

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
Restriction of Competition, Articles 75 and 77 of the Slovenian Telecommunications Act, and Article 82 of the EC Treaty to the European Commission.
      We have filed claims with Slovenia’s National Telecommunications Regulatory Authority (“NTRA”) and Competition Protection Office (“CPO”). In April 2005, the NTRA issued a recommendation that Mobitel equalize its retail charges for on and off-network calls for its prepaid customers and Mobitel has announced it will do so effective May 1, 2005. We further expect the CPO to issue its formal ruling during the second quarter of 2005. While we believe these recommendations and rulings will be supportive of our efforts, it is still unclear that they will ultimately resolve the anticompetitive behavior of Mobitel and we continue to actively pursue several other avenues to bring about regulatory relief, some of which may include legal action.
      We have also served a demand for compensation on the government of Slovenia in the amount of 174 million euro for damages arising from the government’s failure to regulate this market, as well as demanding immediate correction of the anti-competitive behavior of Mobitel. If there is no response to this demand, we expect to file a lawsuit in the courts of Slovenia with uncertainty as to the outcome and timing thereof.
      In the first quarter of 2005, we have had various discussions with Mobitel and the Slovenian government in an attempt to arrive at a solution to our claim for regulatory relief. Pursuant to SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) which requires recognition of an impairment loss if the carrying amount of a long-lived asset or group of long-lived assets exceeds the undiscounted cash flows associated with the asset or asset group, we conducted an impairment analysis of the long-lived assets in our Slovenian operating company as of March 31, 2005. Our impairment analysis included new assumptions that have arisen from our negotiations with Mobitel and the Slovenian government. Based on our negotiations, we believe a settlement is possible and have revised our estimates of future cash flows based on these discussions. Historically our estimates gave more prominence to the assumptions that the regulatory environment would change upon Slovenia’s entrance into the European Union which have not yet materialized to the extent we originally anticipated. Accordingly, we have taken a non-cash impairment charge of $24.3 million, which is equal to the amount by which the carrying value of the long-lived assets exceeded their fair value as of March 31, 2005, in accordance with SFAS No. 144. After taking the impairment charge, the long-lived assets in our Slovenian operating company had a net book value of approximately $66.7 million, of which, approximately 60% represents property and equipment, with the remaining approximately 40% representing licensing costs and other long-lived assets.

Ghana:
      Under the terms of the Ghana license, Western Telesystems Ghana Ltd. (“Westel”) was required to meet certain customer levels and build out requirements by February 2002. Westel was unable to meet the required customer levels due to the inability of the regulator to provide spectrum and enforce interconnection with the incumbent telephone company, and all development has been suspended. The National Communication Authority of Ghana (“NCA”) has assessed a penalty claim of $71 million for not meeting these build out requirements. During the course of settlement negotiations, the Government of Ghana (“GoG”) has proposed reducing the claim to approximately $25 million. Westel has contested this fine on the basis that the government and the NCA failed to deliver the key commitments of spectrum and interconnection. We do not believe the enforcement of these penalties is probable, but there can be no assurance to that effect. If we are unable to reach an agreement with the GoG, we may be required to impair our investment in Westel. As such, this asset is evaluated for impairment on an ongoing basis.
      In September 2004, WWI filed an expropriation claim against the GoG. WWI is seeking $152 million as compensation for the expropriation, by reason of failure to allocate spectrum, of WWI’s investment in Westel by the GoG acting primarily through the Ministry of Communications and the NCA. The Government has

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
submitted to binding international arbitration and both parties have initiated the appointment of arbitrators. Since the commencement of the arbitration proceedings, representatives of Westel and the GoG have recommenced discussions regarding the possible resolution of the dispute. No agreement has yet been reached. The net book value of long-lived assets in our Ghanaian operating company at March 31, 2005 was approximately $3.8 million.

5.	Income Taxes:
      In the fourth quarter of 2004, we determined that we had adequate evidence that it is more likely than not that we will realize certain deferred tax assets for U.S. federal and state income tax purposes. As a result, we released the valuation allowance on certain federal and state deferred tax assets. We have continued to record a valuation allowance on certain federal and state deferred tax assets and all of our foreign net deferred tax assets, as we do not have sufficient evidence that they will be realized.
      On a consolidated basis, our effective tax rate was approximately 87% for the three months ended March 31, 2005 compared to approximately 21% for the three months ended March 31, 2004. Our effective tax rate for the three months ended March 31, 2005 was primarily impacted by losses in certain foreign jurisdictions, without a corresponding tax benefit, as the deferred tax assets in these jurisdictions continue to have a valuation allowance against them. Our effective tax rate for the three months ended March 31, 2005 is significantly higher than that reported in prior periods due to the release of valuation allowance on certain U.S. federal and state income tax deferred tax assets in the fourth quarter of 2004.
      The following table summarizes the components of our provision for income taxes:

	Three Months Ended
	March 31,

	2005	2004

	(Dollars in thousands)
Current taxes payable:
International jurisdictions	$5,588	$3,537
U.S. jurisdiction	400
Deferred taxes:
International jurisdictions	2,107
U.S. jurisdiction	27,758	6,051

Provision for income taxes	$35,853	$9,588

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

6.	Other Comprehensive Income (Loss):
      The following table allocates the related tax effects for each component of other comprehensive income (loss) for the three months ended March 31, 2005:

		Tax
	Before-Tax	(Expense)	Net-of-Tax
	Amount	or Benefit	Amount

	(Dollars in thousands)
Unrealized income on marketable securities:
Reclassification adjustment	$(334)	$124	$(210)
Unrealized income on marketable securities	4,322	(1,599)	2,723

Net unrealized income on marketable securities	3,988	(1,475)	2,513

Unrealized income on hedges:
Reclassification adjustment	318		318
Unrealized income on hedges	6,705	(2,481)	4,224

Net unrealized income on hedges	7,023	(2,481)	4,542

Foreign currency translation adjustment	(11,209)	551	(10,658)

	$(198)	$(3,405)	$(3,603)

7.	Income Per Common Share:
      SFAS No. 128 “Earnings Per Share” requires two presentations of income per share — “basic” and “diluted.” Basic income per share is calculated using the weighted average number of shares outstanding during the period. Diluted income per share is computed on the basis of the weighted average number of common shares outstanding plus the dilutive effect of outstanding stock options and convertible debt using the “treasury stock” method or the “if converted” method, as applicable.
      In net income periods, certain options remain anti-dilutive because the option exercise price is above the average market price of our outstanding shares for the period. For the three months ended March 31, 2005 and 2004, weighted average shares issuable upon the exercise of stock options, which were not included in the calculation because they were anti-dilutive, were 661,000 and 761,000, respectively. For the three months ended March 31, 2005, 7,440,000 weighted average shares issuable upon the assumed conversion of the 4.625% Convertible Subordinated Notes due 2023 (“2023 Notes”) were excluded from the calculation of diluted earnings per common share because they were anti-dilutive. Stock option exercises and the conversion of all or a portion of the 2023 Notes could potentially dilute earnings per share in the future.

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
      The following table sets forth the computation of basic and diluted income per share:

	Three Months Ended March 31,

	2005	2004

	(Dollars in thousands, except
	per share data)
Basic income per share computation:
Numerator:
Net income	$5,325	$36,216

Denominator:
Weighted average common shares outstanding:	100,168,000	91,708,000

Basic income per share	$0.05	$0.39

Diluted income per share computation:
Numerator:
Net income	$5,325	$36,216
Add back interest and financing expense on convertible subordinated notes, net of tax		1,378

Adjusted net income	$5,325	$37,594

Denominator:
Weighted average common shares outstanding	100,168,000	91,708,000
Assumed exercise of stock options	1,938,000	2,276,000
Assumed exercise of convertible subordinated notes		7,441,000

Diluted weighted average shares outstanding	102,106,000	101,425,000

Diluted income per share:	$0.05	$0.37

8.	Acquisitions, Dispositions and Discontinued Operations:

PCS Licenses Acquisition
      In March 2005, we entered into an agreement to purchase a 49.9% interest in Great Western Cellular Holdings, LLC (“GWCH”), the owner of the Minnesota 11 Rural Service Area (“RSA”), for $12.5 million. The agreement also requires us, at the option of GWCH, to purchase the remaining interest in 2006 for an additional $12.5 million. We anticipate that this transaction will close in the second quarter of 2005.

WWI Minority Interest Acquisition:
      In January 2005, the President of WWI, who is also an Executive Vice President of the Company, exercised his right, pursuant to a Subscription and Put and Call Agreement with the Company, to exchange, for fair value, his 2.02% interest in WWI. The Company paid approximately $30 million in cash for the interest. This transaction was completed in March 2005 and the Company now owns 100% of WWI. The purchase price, including deferred tax liabilities, resulted in $43.3 million in additional license costs in the first quarter of 2005.

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Austria:
      In March 2005, WWI acquired an additional 0.25% ownership of its Austrian subsidiary from a former officer of the same subsidiary for the fair value of approximately $2.3 million. The acquisition was in accordance with a Put Agreement entered into between the subsidiary and the former officer in the fourth quarter of 2001. WWI now holds 100% ownership of its Austrian subsidiary. As a result of this transaction, WWI recorded $2.3 million in additional license costs.

9.	Operating Segments and Related Information:
      Operations of the Company are overseen by domestic and international management teams each reporting to the Chief Executive Officer of the Company. Our international operations consist mainly of consolidated subsidiaries around the world. Our Chief Executive Officer acts as our Chief Operating Decision Maker and evaluates international operations on a country-by-country basis. Our reportable operating segments include domestic operations, Austrian operations, and all other international segments. The results of Slovenia, Ireland, Bolivia, Ghana and Haiti, are aggregated into “all other international” as provided for under SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”) based on their relative size along with having substantially similar businesses. Certain allocations have been made between the domestic and all other international segments reflecting certain centralized back office costs and assets benefiting both domestic and international operations. Adjusted EBITDA is the measure of profitability utilized by our Chief Operating Decision Maker and is presented herein in accordance with SFAS No. 131.
      Our domestic segment provides cellular services in rural markets in the western United States. Our Austrian segment provides both wireless and fixed line services in Austria, while the all other international segment provides mainly wireless services.
      The table below summarizes financial results for each segment:

		Austrian	All Other
	Domestic	Operations	International(2)	Consolidated

	(Dollars in thousands)
Three months ended March 31, 2005
Total revenues	$265,367	$165,339	$89,521	$520,227
Depreciation, amortization and accretion	44,360	7,139	20,911	72,410
Interest and financing expense, net	16,644	1,816	17,144	35,604
Total assets	2,125,783	283,021	546,547	2,955,351
Total capital expenditures	74,442	9,960	22,549	106,951
Adjusted EBITDA(1)	97,639	58,438	17,035	173,112
Three months ended March 31, 2004
Total revenues	$249,426	$144,467	$52,601	$446,494
Depreciation, amortization and accretion	39,596	4,149	15,549	59,294
Interest and financing expense, net	19,900	2,650	11,706	34,256
Total assets	1,850,459	247,327	466,596	2,564,382
Total capital expenditures	46,590	8,155	8,277	63,022
Adjusted EBITDA(1)	104,758	35,053	2,967	142,778

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
(1) Adjusted EBITDA:
      EBITDA is a non-GAAP financial measure generally defined as net income (loss) before interest, taxes, depreciation and amortization. We use the non-GAAP financial measure “Adjusted EBITDA” which further excludes the following items: (i) accretion; (ii) asset dispositions; (iii) stock-based compensation, net; (iv) impairment of long-lived assets; (v) equity in net (income) loss of unconsolidated affiliates, and other, net; (vi) (gain) loss on sale of joint venture; (vii) realized (gain) loss on marketable securities; (viii) realized (gain) loss on interest rate hedges; (ix) loss on extinguishment of debt; (x) minority interests in net (income) loss of consolidated subsidiaries; (xi) discontinued operations; and (xii) cumulative change in accounting principle. Each of these items is presented in our Condensed Consolidated Statements of Operations and Comprehensive Income.
      Other companies in the wireless industry may define Adjusted EBITDA in a different manner or present other varying financial measures, and, accordingly, the Company’s presentation may not be comparable to other similarly titled measures of other companies. The Company’s calculation of Adjusted EBITDA is also not directly comparable to EBIT (earnings before interest and taxes) or EBITDA.
      We view Adjusted EBITDA as an operating performance measure and as such, believe that the GAAP financial measure most directly comparable to Adjusted EBITDA is net income (loss). We have presented Adjusted EBITDA because this financial measure, in combination with other financial measures, is an integral part of our internal reporting system utilized by management to assess and evaluate the performance of our business. Adjusted EBITDA is also considered a significant performance measure. It is used by management as a measurement of our success in obtaining, retaining and servicing customers by reflecting our ability to generate subscriber revenue while providing a high level of customer service in a cost effective manner. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate our performance.
      Adjusted EBITDA is consistent with certain financial measures used in our Credit Facility and the 9.25% Senior Notes due 2013 (“2013 Notes”). Such financial measures are key components of several negative covenants including, among others, the limitation on incurrence of indebtedness, the limitations on investments and acquisitions and the limitation on distributions and dividends.
      Adjusted EBITDA should not be construed as an alternative to net income (loss), as determined in accordance with GAAP, as an alternative to cash flows from operating activities, as determined in accordance with GAAP, or as a measure of liquidity. We believe Adjusted EBITDA is useful to investors as a means to evaluate the Company’s operating performance prior to financing costs, deferred tax charges, non-cash depreciation and amortization expense, and certain other non-cash charges. Although Adjusted EBITDA may be defined differently by other companies in the wireless industry, we believe that Adjusted EBITDA provides some commonality of measurement in analyzing operating performance of companies in the wireless industry.

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)
      A reconciliation of net income (loss) to Adjusted EBITDA is included in the following table:

	Three Months Ended March 31, 2005

		Austrian	All Other
	Domestic	Operations	International	Consolidated

	(Dollars in thousands)
Net income (loss)	$25,928	$29,994	$(50,597)	$5,325
Depreciation, amortization and accretion	44,360	7,139	20,911	72,410
Asset dispositions
Stock-based compensation, net		1,075	712	1,787
Impairment of long-lived assets			24,314	24,314
Interest and financing expense, net	16,644	1,816	17,144	35,604
Equity in net (income) loss of unconsolidated affiliates, and other, net	272	31	(2,791)	(2,488)
(Gain) loss on sale of joint venture
Realized (gain) loss on marketable securities	(742)			(742)
Realized (gain) loss on interest rate hedges	(2,817)			(2,817)
Loss on extinguishment of debt
Minority interests in net (income) loss of consolidated subsidiaries			3,866	3,866
Provision for income taxes	13,994	18,383	3,476	35,853
Discontinued operations
Cumulative change in accounting principle

Adjusted EBITDA	$97,639	$58,438	$17,035	$173,112

	Three Months Ended March 31, 2004

		Austrian	All Other
	Domestic	Operations	International	Consolidated

	(Dollars in thousands)
Net income (loss)	$39,363	$27,067	$(30,214)	$36,216
Depreciation, amortization and accretion	39,596	4,149	15,549	59,294
Asset dispositions
Stock-based compensation, net		147	1,600	1,747
Impairment of long-lived assets
Interest and financing expense, net	19,900	2,650	11,706	34,256
Equity in net (income) loss of unconsolidated affiliates, and other, net	17	1,039	(3,023)	(1,967)
(Gain) loss on sale of joint venture
Realized (gain) loss on marketable securities
Realized (gain) loss on interest rate hedges	(169)		1,336	1,167
Loss on extinguishment of debt
Minority interests in net (income) loss of consolidated subsidiaries			2,477	2,477
Provision for income taxes	6,051	1	3,536	9,588
Discontinued operations
Cumulative change in accounting principle

Adjusted EBITDA	$104,758	$35,053	$2,967	$142,778

WESTERN WIRELESS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(2)	Revenues and Long-Lived Assets by Geographic Area:
      Within the all other international segment, revenues for our subsidiary in Ireland were $44.8 million and $22.7 million for the three months ended March 31, 2005 and 2004, respectively. Long-lived assets attributable to operations in Ireland, which are primarily comprised of property, plant, equipment and intangible assets, net of accumulated depreciation and amortization, were $209.9 million and $148.3 million at March 31, 2005 and 2004, respectively.